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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ---------------------


                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 4, 1995



                                SUFFOLK BANCORP
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             (Exact name of registrant as specified in its charter)



   New York                         0-13580                     11-2708279
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(State or other                   (Commission                  (IRS Employer
Jurisdiction of                   File Number)              Identification No.)
Incorporation
or Organization)



6 West Second Street, Riverhead, New York 11901                        11901
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(Address of principal executive offices)                             (Zip Code)



         Registrant's telephone number, including area code: (516) 727-2700



                                      N/A
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         (Former name or former address, if changed since last report)

                                      (1)

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         ITEM 5.    OTHER EVENTS.


          On April 4, 1995, the Board of Directors of Suffolk Bancorp (the "Company") mailed to shareholders an announcement that it was withdrawing Item 2 from consideration at the Company's annual meeting of shareholders scheduled for April 11, 1995. Item 2 was a proposal to increase the number of common shares authorized from 7,500,000 to 37,500,000. Item 2 was withdrawn due to shareholder confusion about the purposes and practical effect of the proposal to increase the authorized shares.

          On April 5, 1995, the Company issued a press release describing its announcement to shareholders.





                                    EXHIBITS



         1.       Notice to Shareholders dated April 4, 1995.


         2.       Press Release dated April 5, 1995.





                                      (2)
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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




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                                               SUFFOLK BANCORP


Date:  April 6, 1995                           By: /s/ Edward J. Merz
                                                   ---------------------------
                                                   Edward J. Merz, President &
                                                   Chief Executive Officer
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                                Exhibit Index
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Exhibit
  No.              Description
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 99.1       Notice to Shareholders dated April 4, 1995.

 99.2       Press Release dated April 5, 1995.